Filed Pursuant to Rule 424(b)(3)

Registration No. 333-173710

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are we seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 22, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated May 2, 2011)

                 Shares

Numerex Corp. Common Stock

________________________________

We are offering                    shares of our common stock. Our common stock is listed on The NASDAQ Global Market under the symbol “NMRX” On January 18, 2013, the last reported sale price for our common stock on The NASDAQ Global Market was $13.78 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement.

____________________________________

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us (1)	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

The underwriters may also purchase up to an additional                    shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any, within 30 days of the date of this prospectus supplement. If the underwriters exercise the over-allotment option in full, the total underwriting discounts and commissions payable by us will be $               and the total proceeds, before expenses, to us will be $              .

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporated by reference, before you invest in our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of common stock will be ready for delivery on or about January        , 2013.

________________________________

Sole Book-Running Manager

Needham & Company

Co-Manager

Craig-Hallum Capital Group

________________________________

The date of this prospectus supplement is January     , 2013.

TABLE OF CONTENTS

Prospectus Supplement

About this Prospectus Supplement	ii
Incorporation of Certain Documents by Reference	iv
Forward-Looking Statements	v
Prospectus Supplement Summary	S-1
The Offering	S-2
Risk Factors	S-3
Use of Proceeds	S-15
Dilution	S-16
Underwriting	S-17
Legal Matters	S-20
Experts	S-20
Where You Can Find More Information	S-20

Prospectus dated May 2, 2011

About This Prospectus	1
Summary	2
Risk Factors	4
Special Note Regarding Forward Looking Statements	4
Ratio of Combined Fixed Charges and Preference Dividends to Earnings	4
Use of Proceeds	4
Dilution	5
Plan of Distribution	5
Description of Common Stock	8
Description of Preferred Stock	9
Description of Warrants	10
Description of Units	11
Legal Matters	11
Experts	11
Incorporation of Certain Documents By Reference	12
Where You Can Find More Information	12

ABOUT THIS PROSPECTUS SUPPLEMENT

On April 25, 2011, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-173710) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on May 2, 2011. Under this shelf registration process, we may, from time to time, sell up to $30,000,000 of our common stock and other securities.

We provide information to you about our common stock in two separate documents. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to our common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus.  Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. If you receive any information not authorized by us or the underwriters, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus outside the United States. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement, the accompanying prospectus or any free writing prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in these documents in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We use various trademarks and trade names in our business, including without limitation “Numerex.” This prospectus supplement and the accompanying prospectus also contain trademarks, trade names and service marks of other businesses that are the property of their respective owners.

ii

Unless otherwise indicated or unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Numerex,” the “Company,” “we,” “our,” “ours,” and “us” refer to Numerex Corp.

iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to these documents instead of having to repeat the information in this prospectus supplement.  The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information.  Our periodic reports are filed with the SEC under SEC File Number 000-22920.  We hereby incorporate by reference the following:

(1)	our Annual Report filed on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 15, 2012;

(2)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 10, 2012, August 9, 2012 and November 9, 2012, respectively;

(3)	our Current Reports on Form 8-K filed with the SEC on May 22, 2012, November 13, 2012, December 28, 2012 and January 22, 2013;

(4)	our Definitive Proxy Statement on Schedule 14A filed on April 2, 2012; and

(5)	the description of our common stock contained in our Registration Statement on Form S-1 filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 28, 1995, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing of such documents.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.  All information incorporated by reference is part of this prospectus supplement, unless and until that information is updated and superseded by the information contained in this prospectus supplement, the accompanying prospectus, or any information later incorporated.

We will furnish to you at no cost, upon written or oral request, a copy of all of the documents that have been incorporated by reference in this prospectus supplement, other than the exhibits to such documents unless the exhibits are specifically incorporated by reference but not delivered with this prospectus supplement. Requests should be directed to:

Colleen Adams

Numerex Corp.

3330 Cumberland Boulevard, Suite 700

Atlanta, Georgia 30339

Telephone: (770) 693-5950

Facsimile: (770) 693-5951

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

iv

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in these documents include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements that are not descriptions of historical fact are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

•	our expectations regarding our future operating results or financial performance;

•	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•	the timing and success of our research and development efforts;

•	our ability to commercialize and achieve market acceptance of new products that we may develop;

•	our ability to successfully acquire and integrate other businesses into our operations; and

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in this prospectus supplement and elsewhere in this prospectus supplement and in the reports we file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. We disclaim any intent or obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus supplement except to the extent required by law. Before deciding to purchase our securities, you should carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.

v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.  Because it is a summary, it does not contain all the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section contained in this prospectus supplement and the documents incorporated by reference, before making an investment decision.

Information About Numerex

We are a provider of a broad spectrum of secure machine-to-machine (M2M) services.  Our subscription-based sales model emphasizes recurring revenues in order to increase our profitability and enhance shareholder value creation.  We have continuously developed technology, networks, and applications towards increasing subscriptions for our services and products.  We believe that simplifying the development and deployment process is an important key to promoting sustainable growth in the M2M industry. Numerex DNA® is our way of combining a device, a network and an application to bring a customer’s M2M solution to life rapidly and easily.  Our goal is to “jumpstart” the application process for our customers, through our foundation application software technology or Numerex FAST®, and to be a single source for M2M products and services.

A machine-to-machine solution is a combination of devices, software and services that operate with little or no human interaction.  At Numerex, we concentrate our efforts on several critical vertical markets:  commercial and residential security, energy and utilities, healthcare, financial services, and government & transportation.

We have developed industry-specific expertise in offering M2M solutions with a host of value added services. We provide value to our customers in removing much of the complexity associated with the design, development, deployment and support of their own M2M solutions so that they can better focus on their primary business objectives and speed time to market.   Generally, our customers serve the final end user such as car and truck drivers or homeowners, as well as industrial users who want to better monitor and control their operational processes. We have developed an integrating platform resting on the data processing power of the internet (a.k.a “cloud computing”) to provide turnkey solutions, i.e., the complete Numerex DNA, to our customers.  We call this platform Numerex FAST (Foundation Application Software Technology), an open, configurable application development platform, which is akin to a traditional “service bureau” that shortens time to implementation and limits deployment risks.

We are a Pennsylvania corporation, incorporated in 1994. Our principal executive offices are located at 3330 Cumberland Boulevard, Suite 700, Atlanta, Georgia, 30339. Our telephone number at that location is (770) 693-5950 and our website address is www.numerex.com. Information contained on the website is not a part of this prospectus supplement.

S-1

The Offering

Common stock offered by us	shares
Common stock to be outstanding after this offering	shares (or shares if the over-allotment option is exercised in full)
Option to purchase additional securities	We have granted the underwriters an option to purchase up to additional shares of our common stock to cover over-allotments, if any. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Use of proceeds

We currently anticipate that the net proceeds from the sale of the common stock will be used for working capital and other general corporate purposes. We also may use a portion of the proceeds to repay debt. See “Use of Proceeds.”

Risk Factors	You should carefully read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.
NASDAQ Global Market Symbol	NMRX

The number of shares of our common stock to be outstanding after this offering is based on 15.6 million shares of common stock outstanding as of December 31, 2012 and excludes:

•	1.8 million shares of common stock issuable upon exercise of outstanding options and stock appreciation rights as of December 31, 2012 at a weighted average exercise price of $6.35 per share, of which 1.2 million were exercisable at December 31, 2012;
•	267,000 shares of common stock issuable upon exercise of outstanding common stock purchase warrants;
•	54,000 shares of common stock issuable upon the release of outstanding restricted stock units granted under our equity incentive plans with a weighted average grant date fair value of $8.92 per share; and
•	947,000 shares of common stock reserved for future issuance under our Long-Term Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of the underwriters’ over-allotment option to purchase additional shares of our common stock, and
•	no exercise of outstanding options or warrants to purchase shares of common stock.

S-2

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described in this prospectus supplement and the accompanying prospectus and the other information in this prospectus supplement and the accompanying prospectus. If any of these risks occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the price of our common stock could decline, and you could lose all or part of your investment.

We have identified a deficiency in our internal controls over financial reporting that may require improvements. We cannot provide assurance that we will not conclude that this deficiency is a material weakness in internal controls over financial reporting that would prevent us from concluding our internal controls over financial reporting were effective as of December 31, 2012

We are responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control system is designed to provide reasonable assurance to its management and its board of directors regarding the preparation and fair presentation of published financial statements.

In connection with our December 31, 2012 year-end procedures, we identified a deficiency in our controls around the physical verification of inventory. Remediation of this deficiency confirmed the accuracy of our perpetual inventory records and confirmed the physical existence of this inventory. Accordingly, the deficiency will not have an adverse effect on our operating results or financial condition. However, we cannot provide assurance that we will not conclude that this control deficiency is a material weakness in internal controls over financial reporting that would prevent us from concluding our internal controls over financial reporting were effective as of December 31, 2012.

We have a history of losses and are uncertain as to our future profitability.

We have had mixed success with regard to generating profits. While we were profitable in 2011, we incurred losses in 2008, 2009, and 2010.  As a holding company our primary material assets are our ownership interests in our subsidiaries and in certain intellectual property rights. Consequently, our earnings derive from our subsidiaries and we depend on accumulated cash flows, distributions, and other inter-affiliate transfers from our subsidiaries. In view of our history of losses, operating costs, and all other risk factors discussed in this prospectus supplement, we may not be profitable in the future.

Adverse macroeconomic conditions could magnify our customers’ current financial difficulties.

We provide solutions that are resold by our customers – primarily value-added resellers whose customers are end users of our solutions and distributors who sell to other resellers of our solutions. Many of our customers operate on narrow margins and have been adversely affected by current overall economic conditions. Current economic conditions, while improving by some measures, continue to negatively impact demand for our customers’ solutions, reducing their demand for our solutions. Our customers may also face higher financing and operating costs. If current economic conditions do not improve or worsen, we may experience reduced revenue growth or a decrease in revenues and an increase in expenses, particularly in the form of bad debt on the part of our customers. All of these and other macroeconomic factors could have a material adverse effect on demand for our solutions and on our financial condition and operating results.

We are also likely to experience greater pressure to reduce pricing and accept lower margins as we compete for customers subject to similar constraints on their pricing and margins. While our largest customers have been less affected by the current economy, if current adverse economic conditions persist or worsen, those customers could begin to be affected in a similar manner.

In particular, we anticipate that continued sluggishness in the new housing sector will impair sales of our residential alarm monitoring solutions, since customers may purchase our security systems in connection with the purchase of a new residence. If overall conditions worsen significantly, residential and commercial consumers may also decide to cancel wireless monitoring services in an effort to eliminate expenses viewed as discretionary or non-critical. Similarly, a reversal of the current uptick in vehicle sales would negatively impact sales of our vehicle tracking solutions.

S-3

The markets in which we operate are highly competitive, and we may not be able to compete effectively.

We sell our products in intensely competitive markets. Some of our competitors and potential competitors have significantly greater financial, technical, sales and marketing and other resources than we do. Existing or new products and services that provide alternatives to our products and services could materially impact our ability to compete in these markets. As the markets for our products and services continue to develop, additional companies, including companies with significant market presence in the M2M industry, could enter the markets in which we compete and further intensify competition. In addition, we believe price competition could become a more significant competitive factor in the future. As a result, we may not be able to maintain our historic prices and margins, which could adversely affect our business, results of operations and financial condition.

As a further result of such competition, our new solutions could fail to gain market acceptance. Over the past several years, we have introduced a system enabling alarm signals to be transmitted digitally over cellular networks to central monitoring stations; a cellular and GPS-based vehicle tracking solution; a satellite-based mobile asset monitoring and tracking solution; enhanced “back end” services and application development platforms. If these solutions and services, or any of our other existing solutions and services, do not perform as expected, or if our sales fall short of expectations, our business may be adversely affected.

We operate in new and rapidly evolving markets where rapid technological change can quickly make hardware solutions and services, including those that we offer, obsolete.

The markets we operate in are subject to rapid advances in technology, continuously evolving industry standards and regulatory requirements, and ever-shifting customer requirements.  The M2M industry, in particular, is currently undergoing profound and rapid technological change.  For example, most of the current subscribers we host connect to cellular networks using 2G-based devices.  Several GSM-based wireless carriers have announced their intention to sunset their 2G networks and fully deploy 3G/4G networks between 2016 and 2018.  CDMA-based carriers have announced their 2G sunset for as early as 2020. While we are beginning to market, sell, and support 3G/4G-based devices and service, we may not be successful in transitioning all of our 2G-based subscribers to 3G/4G and may lose customers as a result.  The introduction of unanticipated new technologies by carriers, or the development of unanticipated new end applications by our customers, could render our current solutions obsolete. In that regard, we must discern current trends and anticipate an uncertain future. We must engage in product development efforts in advance of events that we cannot be sure will happen and time our production cycles and marketing activities accordingly. If our projections are incorrect, or if our product development efforts are not properly directed and timed, or if the demands of the marketplace shift in directions that we failed to anticipate, we may lose market share and revenues as a result. To remain competitive, we continue to support engineering and development efforts intended to bring new hardware solutions and services to the markets that we serve. However, those efforts are capital intensive. If we are unable to adequately fund our engineering and development efforts, we may not be successful in keeping our product line current with advances in technology and evolving customer requirements. Even with adequate funding, our development efforts may not yield any appreciable short-term results and may never result in hardware solutions and services that produce revenues over and above our cumulative development costs or that gain traction in the marketplace, causing us to either lose market share or fail to increase and forego increased sales and revenues as a result.

We experience long sales cycles for some of our solutions.

Certain of our product offerings are subject to long sales cycles in view of the need for testing of our hardware solutions and services in combination with our customers’ applications and third parties’ technologies, the need for regulatory approvals and export clearances, and the need to resolve other complex operational and technical issues. For example, in the government contracting arena in particular, longer sales cycles are reflective of the fact that government contracts can take months or longer to progress from a “request for proposal” to a finalized contract document pursuant to which we are able to sell a finished product or service. Terms and conditions of sale unique to the government sector may also affect when we are able to recognize revenues. Delays in sales could cause significant variability in our revenue and operating results for any particular period. For that reason, quarter-over-quarter comparisons of our financial results may not always be meaningful.

S-4

We face substantial inventory and other asset risk in addition to purchase commitment cancellation risk.

We record a write-down for product and component inventories that have become obsolete or exceed anticipated demand or net realizable value and accrue necessary cancellation fee reserves for orders of excess products and components.  We also review our long-lived assets for impairment whenever events or changed circumstances indicate the carrying amount of an asset may not be recoverable. If we determine that impairment has occurred, it records a write-down equal to the amount by which the carrying value of the assets exceeds its fair market value. Although we believe its provisions related to inventory, other assets and purchase commitments are currently adequate, no assurance can be given that we will not incur additional related charges given the rapid and unpredictable pace of product obsolescence in the industries in which we compete. Such charges could materially adversely affect our financial condition and operating results.

We are contractually obligated to provide our manufacturers and network service providers with forecasts of our demand for components of our hardware solutions and network capacity. Specific terms and conditions vary by contract, however, if our forecasts do not result in the production of a quantity of units or network capacity sufficient to meet demand we may be subject to contractual penalties under some of our contracts with our customers. By contrast, overproduction of units based on forecasts that that overestimate demand could result in an accumulation of excess inventory that, under some of our contracts with our customers, would have to be managed at our expense thus adversely impacting our margins.

Excess inventory that becomes obsolete or that we are otherwise unable to sell would also be subject to write-offs resulting in adverse affects on our margins.  Because our markets are volatile, competitive and subject to rapid technology and price changes, there is a risk that we will forecast incorrectly and order excess or insufficient amounts of components or products, or not fully utilize firm purchase commitments.  Our financial condition and operating results could in the future be materially adversely affected by our ability to manage our inventory levels and respond to short-term shifts in customer demand patterns.

If we achieve our growth goals, we may be unable to manage our resulting expansion.

To the extent that we are successful in implementing our business strategy, we may experience periods of rapid expansion. In order to effectively manage growth, whether organic or through acquisitions, we will need to maintain and improve our operations and effectively train and manage our employees. Our expansion through acquisitions is contingent on successful management of those acquisitions, which will require proper integration of new employees, processes and procedures, and information systems, which can be both difficult and demanding from an operational, managerial, cultural, and human resources perspective. We must also expand the capacity of our sales and distribution networks in order to achieve continued growth in our existing and future markets. The failure to manage growth effectively in any of these areas could have a material adverse effect on our financial condition and operating results.

We are dependent on third party telecommunications service providers and other suppliers, including domestic and international cellular and satellite carriers and hardware manufacturers, the loss of any one of which could adversely impact our ability to supply or service our customers.

Our long-term success depends on our ability to operate, manage, and maintain a reliable and cost effective network, as well as our ability to keep pace with changes in technology. The loss or disruption of key telecommunications infrastructure and key wireless and satellite-based network services supplied to us by carriers in the U.S., Canada, Mexico, Europe, and other locations overseas would unfavorably impact our ability to adequately service our customers. If we experience technical or logistical impediments to our ability to transfer traffic to third party facilities, or if our third party carriers experience technical or logistical difficulties of their own, such as disruptions to their supply chains caused by weather events, natural disasters, or terrorism, and are unable to carry our network traffic, we may not achieve our revenue goals or otherwise be successful in growing our business. Given our dependence on cellular and satellite telecommunications service providers, risks specific or unique to their technologies, i.e., the loss or malfunction of a cell tower, a satellite, or a satellite ground station, should also be viewed as having the potential to impair our ability to provide services.

S-5

We outsource our hardware manufacture to independent companies and do not have internal manufacturing capabilities to meet the demands of our customers. Any delay, interruption, or termination of our hardware manufacture could harm our ability to provide our solutions to our customers and, consequently, could have a material adverse effect on our business and operations. Our hardware manufacture requires specialized know-how and capabilities possessed by a limited number of enterprises. Consequently, we are reliant on just a few manufacturers. If a key supplier experiences production problems, financial difficulties, or has difficulties with its supply chain as a result of severe weather, a natural disaster, terrorism, or other unforeseen event, we may not be able to obtain enough units to meet demand, which could result in failure to meet our contractual commitments to our customers, further causing us to lose sales and generate less revenue.

We may experience quality problems from time to time, resulting in decreased sales and operating margins and the loss of customers.

While we test our products and services, they may still have errors, defects, or bugs that we find only after commercial production has begun. In the past, we have experienced errors, defects, and bugs in connection with new solutions. Our customers may not make purchases from us, or may make fewer purchases, if they are concerned about such problems. Furthermore, correcting problems could require additional capital expenditures, result in increased design and development costs, and force us to divert resources from other efforts. Failure to remediate problems could result in lost revenue, harm our reputation, and lead to costly warranty or other legal claims against us by our customers, and could have a material adverse impact on our financial condition and operating results. Historically, the time required for us to correct problems has caused delays in product shipments and has resulted in lower than expected revenues.

Interruptions in service or performance problems, no matter what their ultimate cause, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new customers. In addition, because most of our customers are businesses, any significant interruption in service could result in lost profits or other losses to our customers. It may also be difficult to identify the source of the problem due to the overlay of our network with cellular, and/or satellite networks and our network’s reliance on those other networks. The occurrence of hardware or software errors, regardless of whether such errors are caused by our hardware solutions or services, or our internal facilities, may result in the delay or loss of market acceptance of our solutions, and any necessary revisions may result in significant and additional expenses. Although we attempt to disclaim or limit our liability for hardware, system, and software failures in our agreements with our customers, a court may not enforce a limitation of liability, which could expose us to substantial losses.

If our goodwill or amortizable intangible assets become impaired we may be required to record a significant charge to earnings.

Under generally accepted accounting principles, we review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is tested for impairment at least annually. Factors that may be considered a change in circumstances, indicating that the carrying value of our goodwill or amortizable intangible assets may not be recoverable, include a decline in stock price and market capitalization, reduced future cash flow estimates, and slower growth rates in our industry. We may be required to record a significant charge in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined, negatively impacting our results of operations.

A natural disaster, terrorist attack, or other catastrophic event could diminish our ability to provide service and hardware to our customers and our revenues may be impacted by weather patterns and climate change.

Events such as severe storms, tornadoes, earthquakes, floods, solar flares, industrial accidents, and terrorist attacks including, without limitation, the actions of computer hackers, could damage or destroy both our primary and redundant facilities as well as the facilities and operations of third party cellular and satellite carriers and hardware suppliers we are reliant on, which could result in a significant disruption of our operations. Further, in the event of an emergency, the telecommunications networks that we rely upon may become capacity constrained or preempted by governmental authorities. We may also be unable, due to loss of personnel or the inability of personnel to access our facilities, to provide some services to our customers or maintain all of our operations for a period of time. With respect to our satellite-based mobile asset tracking solution in particular, sales may be influenced by weather patterns and climate change. For example, if government agencies and emergency responders anticipate relatively “mild” weather over one or more storm seasons on account of cyclical weather patterns or long-term climate change, they may buy fewer of our mobile asset tracking units for deployment in support of disaster response operations.

S-6

The loss of a few key personnel could have an adverse affect on us in the short-term.

Due to the specialized knowledge and skills each of our executive officers and other key employees possesses with respect to the development and maintenance and our operations, the loss of service of any of our officers could negatively impact the success of our business. Any unplanned turnover could diminish our institutional knowledge base and erode our competitive advantage. We may need to hire additional personnel in the future, and we believe the success of the combined business depends, in large part, upon our ability to attract and retain key employees. The loss of the services of any key employees, the inability to attract or retain qualified personnel in the future, or delays in hiring required personnel could limit our ability to generate revenues and to operate our business.

We may require additional capital to fund further development, and our competitive position could decline if we are unable to obtain additional capital, or access the credit markets.

To address our long-term capital needs, we intend to continue to pursue strategic relationships that would provide resources for the further development of our product candidates. There can be no assurance, however, that these discussions will result in relationships or additional funding. In addition, we may seek to raise capital through the public or private sale of securities, if market conditions are favorable for doing so. If we are successful in raising additional funds through the issuance of equity securities, stockholders will likely experience dilution, or the equity securities may have rights, preferences, or privileges senior to those of the holders of our common stock. If we raise funds through the issuance of debt securities, those securities would have rights, preferences, and privileges senior to those of our common stock.

Our Loan and Security Agreement with Silicon Valley Bank, or SVB, contains financial and operating restrictions that may limit our access to credit. If we fail to comply with covenants in the SVB Credit Facility, we may be required to repay any potential indebtedness thereunder, which may have an adverse effect on our liquidity.

In November 2012, we amended our Loan and Security Agreement (the “Loan Agreement”) with SVB to increase the credit facility from $10 million to $19.8 million, among other changes.  Provisions in the Loan Agreement  impose restrictions on our ability to, among other things:

•	incur additional indebtedness;
•	create liens;
•	enter into transactions with affiliates;
•	transfer assets;
•	pay dividends or make distributions on, or repurchase our stock; or
•	merge or consolidate.

In addition, we are required to meet certain financial covenants and ratios customary with this type of credit facility. The SVB credit facility also contains other customary covenants.  We may not be able to comply with these covenants in the future.  Our failure to comply with these covenants may result in the declaration of an event of default and could cause us to be unable to borrow under the SVB credit facility. In addition to preventing additional borrowings under the SVB credit facility, an event of default, if not cured or waived, may result in the acceleration of the maturity of indebtedness outstanding under the SVB credit facility, which would require us to pay all amounts outstanding. If an event of default occurs, we may not be able to cure it within any applicable cure period, if at all. If the maturity of our indebtedness is accelerated, we may not have sufficient funds available for repayment or we may not have the ability to borrow or obtain sufficient funds to replace the accelerated indebtedness on terms acceptable to us, or at all.

S-7

We are subject to risks associated with laws, regulations and industry-imposed standards related to fixed and mobile communications devices and associated services.

Laws and regulations related to fixed and mobile communications devices and associated services and end applications are extensive, vary by jurisdiction, and are subject to change. Such changes, could include, without limitation, restrictions on the production, manufacture, distribution, and use of communications devices, restrictions on the ability to port devices and associated services to new carriers’ networks, requirements to make devices and associated services compatible with more than one carrier’s network, or restrictions on end use could, by preventing us from fully serving affected markets, have a material adverse effect on our financial condition and operating results.

In particular, communication devices we sell, or which our customer wish us to support, are subject to regulation or certification by governmental agencies such as the Federal Communications Commission (FCC), industry standardization bodies such as the PCS Type Certification Review Board (PTCRB), and particular carriers for use on their networks. The procedures for obtaining required regulatory approvals and certifications are extensive and time consuming, and can require us to conduct additional testing requirements, makes modifications to our hardware solutions and services, or delay in product launch and shipment dates, which could have a material adverse effect on our financial condition and operating results.

We may be subject to breaches of our information technology systems, which could damage our reputation, vendor, and customer relationships, and our customers’ access to our services.

Our business requires us to use and store customer, employee, and business partner personally identifiable information (PII). This may include names, addresses, phone numbers, email addresses, contact preferences, tax identification numbers, and payment account information.  We require user names and passwords in order to access our information technology systems. We also use encryption and authentication technologies to secure the transmission and storage of data.

These security measures may be compromised as a result of third-party security breaches, employee error, malfeasance, faulty password management, or other irregularity, and result in persons obtaining unauthorized access to our data or accounts. Third parties may attempt to fraudulently induce employees or customers into disclosing user names, passwords or other sensitive information, which may in turn be used to access our information technology systems.  If a computer security breach affects our systems or results in the unauthorized release of PII, our reputation and brand could be materially damaged and use of our products and services could decrease. We would also be exposed to a risk of loss or litigation and possible liability, which could result in a material adverse effect on our business, results of operations and financial condition.

Our business is subject to a variety of U.S. and international laws, rules, policies and other obligations regarding data protection.

We are subject to federal, state and international laws relating to the collection, use, retention, security and transfer of PII. In many cases, these laws apply not only to third-party transactions, but also to transfers of information between the Company and our subsidiaries, and among the Company, our subsidiaries and other parties with which we have commercial relations. Several jurisdictions have passed new laws in this area, and other jurisdictions are considering imposing additional restrictions. These laws continue to develop and may be inconsistent from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices. Noncompliance could result in penalties or significant legal liability.

Our privacy policies and practices concerning the use and disclosure of data are posted on our website and its customer contracts. Any failure by the Company, our suppliers or other parties with whom we do business to comply with our posted privacy policies or with other federal, state or international privacy-related or data protection laws and regulations could result in proceedings against us by governmental entities or others, which could have a material adverse effect on our business, results of operations and financial condition.

S-8

The Company is also subject to payment card association rules and obligations under its contracts with payment card processors. Under these rules and obligations, if information is compromised, we could be liable to payment card issuers for the cost of associated expenses and penalties. In addition, if we fail to follow payment card industry security standards, even if no customer information is compromised, we could incur significant fines or experience a significant increase in payment card transaction costs

Changes in domestic tax regulations or unanticipated foreign tax liabilities could affect our results.

The issuance by the Internal Revenue Service and/or state tax authorities of new tax regulations or changes to existing standards and actions by federal, state or local tax agencies and judicial authorities with respect to applying applicable tax laws and regulations could impose costs on us that we are unable to fully recover.

We are doing business in, and are expanding into, foreign tax jurisdictions. We believe that we have complied in all material respects with our obligations to pay taxes in these jurisdictions. If the applicable taxing authorities were to challenge successfully our current tax positions, or if there were changes in the manner in which we conduct our activities, we could become subject to material unanticipated tax liabilities. We may also become subject, prospectively or retrospectively, to additional tax liabilities following changes in tax laws. The application of existing, new or future laws could have adverse effects on our business, prospects and operating results. There have been, and will continue to be, substantial ongoing costs associated with complying with the various indirect tax requirements in the numerous markets in which we conduct or will conduct business.

A portion of our future revenue, in particular the revenue deriving from our sale of satellite-based mobile asset tracking solutions, may be derived from contracts with the U.S. government, state governments, or government contractors Those contracts are subject to uncertain funding.

The funding of government programs is uncertain and, at the federal level, is dependent on continued congressional appropriations and administrative allotment of funds based on an annual budgeting process. We cannot assure you that current levels of congressional funding for programs supporting by our offerings will continue, particularly as result of the Budget Control Act and the mandated substantial automatic spending cuts beginning in 2013 and lasting for 10 years, unless Congress modifies these cuts. In particular, a significant portion of our revenues from the sale of satellite-based tracking solutions through our location-based services division has been derived from sales made by us indirectly as a subcontractor to a prime government contractor that has the direct relationship with the U.S. government.  In addition, these cuts could adversely affect the viability of the prime contractor of our program. If the prime contractor loses business with respect to which we serve as a subcontractor, our government business would be hurt.

Our operating results may be negatively affected by developments affecting government programs generally, including the following:

•	changes in government programs that are related to our hardware solutions and services;
•	adoption of new laws or regulations relating to government contracting or changes to existing laws or regulations; changes in political or public support for programs;
•	delays or changes in the government appropriations process; and
•	delays in the payment of invoices by government payment offices and the prime contractors.

These developments and other factors could cause governmental agencies to reduce their purchases under existing contracts, to exercise their rights to terminate contracts at-will or to abstain from renewing contracts, any of which would cause our revenue to decline and could otherwise harm our business, financial condition and results of operations. For example, many of the ultimate consumers of our PowerPlay™ hardware and services are elementary and secondary schools that pay for their purchases with funding that they receive through the Schools and Libraries Program (commonly known as the “E-Rate Program”) of the Universal Service Fund, which is administered by the Universal Service Administrative Company (USAC) under the direction of the FCC. Demand for solutions and services under the E-Rate Program is very difficult to predict and changes in the program itself could also affect demand.

S-9

Government contracts contain provisions that are unfavorable to us.

Government contracts contain provisions, and are subject to laws and regulations, that give the government rights and remedies not typically found in commercial contracts. These provisions may allow the government to

•	terminate existing contracts for convenience, as well as for default;
•	reduce or modify contracts or subcontracts;
•	cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;
•	decline to exercise an option to renew a multi-year contract;
•	claim rights in our hardware solutions and services;
•	suspend or debar us from doing business with the federal government or with a governmental agency; and
•	control or prohibit the export of our hardware solutions and services.

If the government terminates a contract for convenience, we may recover only our incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, we may not recover even those amounts, and instead may be liable for excess costs incurred by the government in procuring undelivered items and services from another source. We may experience performance issues on some of our contracts. We may receive show cause or cure notices under contracts that, if not addressed to the government’s satisfaction, could give the government the right to terminate those contracts for default or to cease procuring our services under those contracts in the future.

Agreements with government agencies may lead to regulatory or other legal action against us including, without limitation, claims against us under the Federal False Claims Act or other federal statutes. These claims could result in substantial fines and other penalties.

We must comply with a complex set of rules and regulations applicable to government contractors and their subcontractors. Failure to comply with an applicable rule or regulation could result in our suspension of doing business with the government or with the prime government contractors that do business with or cause us to incur substantial penalties. Our agreements with the U.S. government are subject to substantial financial penalties under the Civil Monetary Penalties Act and the False Claims Act and, in particular, actions under the False Claims Act’s “whistleblower” provisions. Private enforcement of fraud claims against businesses on behalf of the U.S. government has increased due in large part to amendments to the False Claims Act that encourage private individuals to sue on behalf of the government. These whistleblower suits by private individuals, known as qui tam actions, may be filed by almost anyone, including present and former employees. The False Claims Act statute provides for treble damages and up to $11,000 per claim on the basis of the alleged claims. Prosecutions, investigations or qui tam actions could have a material adverse effect on our liquidity, financial condition and results of operations.

Finally, various state false claim and anti-kickback laws also may apply to us. Violation of any of the foregoing statutes can result in criminal and/or civil penalties that could have a material adverse effect our business.

We operate internationally, which subjects us to international regulation and business uncertainties that create additional risk for us.

We have been doing business directly, or via our distributors, in Australia, Canada, Mexico, and Pakistan, and are expanding, directly or via our distributors, into additional countries in Latin America, Europe, the Middle East, and Asia. Accordingly, we or our distributors are subject to additional risks, such as:

•	a continued international economic downturn;

S-10

•	export control requirements, including restrictions on the export of critical technology;
•	restrictions imposed by local laws and regulations;
•	restrictions imposed by local product certification requirements;
•	currency exchange rate fluctuations;
•	generally longer receivable collection periods and difficulty in collecting accounts receivable;
•	trade restrictions and changes in tariffs;
•	difficulties in repatriating earnings;
•	difficulties in staffing and managing international operations; and
•	potential insolvency of channel partners.

We have only limited experience in marketing and operating our services in certain international markets. Moreover, we have in some cases experienced and expect to continue to experience in some cases higher costs as a percentage of revenues in connection with establishing and providing services in international markets versus the U.S. In addition, certain international markets may be slower than the U.S. in adopting the outsourced communications solutions and so our operations in international markets may not develop at a rate that supports our level of investments.

Furthermore, because regulatory schemes vary by country, we may also be subject to regulations in foreign countries of which we are not presently aware. If that were to be the case, we could be subject to sanctions by a foreign government that could materially and adversely affect our ability to operate in that country. We cannot assure you that any current regulatory approvals held by us are, or will remain, sufficient in the view of foreign regulatory authorities, or that any additional necessary approvals will be granted on a timely basis or at all, in all jurisdictions in which we wish to operate, or that applicable restrictions in those jurisdictions will not be unduly burdensome. The failure to obtain the authorizations necessary to operate satellites internationally could have a material adverse effect on our ability to generate revenue and our overall competitive position. We, our customers and companies with whom we do business may be required to have authority from each country in which we or they provide services or provide our customers use of our hardware solutions and services. Because regulations in each country are different, we may not be aware if some of our customers and/or companies with which we do business do not hold the requisite licenses and approvals.

Unfavorable results of legal proceedings could materially adversely affect us.

We are subject to various legal proceedings and claims that have arisen out of the ordinary conduct of our business and are not yet resolved and additional claims may arise in the future. Results of legal proceedings cannot be predicted with certainty. Regardless of its merit, litigation may be both time-consuming and disruptive to our operations and cause significant expense and diversion of management attention. In recognition of these considerations, we may enter into material settlements. Should we fail to prevail in certain matters, or should several of these matters be resolved against us in the same reporting period, we may be faced with significant monetary damages or injunctive relief against us that would materially adversely affect a portion of our business and might materially affect our financial condition and operating results.

The loss of intellectual property protection both U.S. and international could have a material adverse effect on our operations.

Our future success and competitive position depend upon our ability to obtain and maintain intellectual property protection, especially with regard to our core business. We cannot be sure that steps taken by us to protect our technology will prevent misappropriation of the technology. Our services are highly dependent upon our technology and the scope and limitations of our proprietary rights therein. If our assertion of proprietary rights is held to be invalid, or if another party’s use of our technology were to occur to any substantial degree, our business, financial condition and results of operations could be materially adversely affected. In order to protect our technology, we rely on a combination of patents, copyrights, and trade secret laws, as well as certain customer licensing agreements, employee and customer confidentiality and non-disclosure agreements, and other similar arrangements. Loss of such protection could compromise any advantage obtained and, therefore, impact our sales, market share, and results. To the extent that our licensees develop inventions or processes independently that may be applicable to our hardware solutions and services, disputes may arise as to the ownership of the proprietary rights to this information. These inventions or processes will not necessarily become our property, but may remain the property of these persons or their full-time employers. We could be required to make payments to the owners of these inventions or processes, in the form of either cash or equity, or a combination of both.

S-11

Furthermore, our future or pending patent applications may not be issued with the scope of the claims sought by us, if at all. In addition, others may develop technologies that are similar or superior to our technology, duplicate our technology or design around the patents owned or licensed by us. Effective patent, trademark, copyright, and trade secret protection may be unavailable or limited in foreign countries where we may need protection.

We rely on access to third-party patents and intellectual property, and our future results could be materially adversely affected if we are unable to secure such access in the future.

Many of our hardware solutions and services are designed to include third-party intellectual property, and in the future we may need to seek or renew licenses relating to such intellectual property. Although we believe that, based on past experience and industry practice, such licenses generally can be obtained on reasonable terms, there is no assurance that the necessary licenses would be available on acceptable terms or at all. Some licenses we obtain may be nonexclusive and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to sell some of our hardware solutions and services, and there can be no assurance that we would be able to design and incorporate alternative technologies, without a material adverse effect on our business, financial condition, and results of operations.

Our competitors have or may obtain patents that could restrict our ability to offer our hardware solutions and services, or subject us to additional costs, which could impede our ability to offer our hardware solutions and services and otherwise adversely affect us. We may, from time to time, also be subject to litigation over intellectual property rights or other commercial issues.

Several of our competitors have obtained and can be expected to obtain patents that cover hardware solutions and services directly or indirectly related to those offered by us. There can be no assurance that we are aware of all patents containing claims that may pose a risk of infringement by its hardware solutions and services. In addition, patent applications in the United States are confidential until a patent is issued and, accordingly, we cannot evaluate the extent to which our hardware solutions and services may infringe on future patent rights held by others.

Even with technology that we develop independently, a third party may claim that we are using inventions claimed by their patents and may go to court to stop us from engaging in our normal operations and activities, such as engineering and development and the sale of any of our hardware solutions and services. Furthermore, because of technological changes in the M2M industry, current extensive patent coverage, and the rapid issuance of new patents, it is possible that certain components of our hardware solutions, services, and business methods may unknowingly infringe the patents or other intellectual property rights of third parties. From time to time, we have been notified that we may be infringing such rights.

In the highly competitive and technology-dependent telecommunications field in particular, litigation over intellectual property rights is significant business risk, and some entities are pursuing a litigation strategy the goal of which is to monetize otherwise unutilized intellectual property portfolios via licensing arrangements entered into under threat of continued litigation. Regardless of merit, responding to such litigation can consume significant time and expense. In certain cases, we may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. If we are found to be infringing such rights, we may be required to pay substantial damages. If there is a temporary or permanent injunction prohibiting us from marketing or selling certain hardware solutions and services or a successful claim of infringement against us requires us to pay royalties to a third party, our financial condition and operating results could be materially adversely affected, regardless of whether we can develop non-infringing technology. While in management’s opinion we do not have a potential liability for damages or royalties from any known current legal proceedings or claims related to the infringement of patent or other intellectual property rights that would individually or in the aggregate have a material adverse effect on our financial condition and operating results, the results of such legal proceedings cannot be predicted with certainty. Should we fail to prevail in any of the matters related to infringement of patent or other intellectual property rights of others or should several of these matters be resolved against us in the same reporting period, our financial condition and operating results could be materially adversely affected.

S-12

Because our stock is held by a relatively small number of investors and is thinly traded, it may be more difficult for shareholders to sell our shares or buy additional shares when they desire and share prices may be volatile.

Our common stock is currently listed on the NASDAQ. Our stock is thinly traded and we cannot guarantee that an active trading market will develop, or that it will maintain its current market price. A large number of shares of our common stock are held by a small number of investors. An attempt to sell a large number of shares by a large holder could adversely affect the price of our stock. In addition, it may be difficult for a purchaser of our shares of our common stock to sell such shares without experiencing significant price volatility.

The exercise or conversion of outstanding options, stock appreciation rights and warrants into common stock will dilute the percentage ownership of our other shareholders and the sale of such shares may adversely affect the market price of our common stock.

As of December 31, 2012, there are outstanding options, stock appreciation rights and warrants to purchase an aggregate of approximately 2.1 million shares of our common stock and more options and stock appreciation rights will likely be granted in the future to our officers, directors, employees and consultants. We may issue additional warrants in connection with acquisitions, borrowing arrangement or other strategic or financial transactions. The exercise of outstanding stock options will dilute the percentage ownership of our other shareholders. The exercise of these options and warrants and the subsequent sale of the underlying common stock could cause a decline in our stock price.

The structure of our company limits the voting power of our stockholders and certain factors may inhibit changes in control of our company.

The concentration of ownership of our common stock may have the effect of delaying, deferring, or preventing a change in control, merger, consolidation, or tender offer that could involve a premium over the price of our common stock. Currently, our executive officers, directors and greater-than-five percent stockholders and their affiliates, in the aggregate, beneficially own approximately 37% of our outstanding common stock. These stockholders, if they vote together, are able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions and matters. The interests of these stockholders may be different than those of our unaffiliated stockholders and our unaffiliated stockholders may be dissatisfied with the outcome of votes that may be controlled by our affiliated stockholders.

Our articles of incorporation generally limit holdings by persons of our common stock to no more than 10% without prior approval by our Board. Except as otherwise permitted by the Board, no stockholder has the right to cast more than 10% of the total votes regardless of the number of shares of common stock owned. In addition, if a person acquires holdings in excess of this ownership limit, our Board may terminate all voting rights of the person during the time that the ownership limit is violated, bring a lawsuit against the person seeking divestiture of amounts in excess of the limit, or take other actions as the Board deems appropriate. Our articles of incorporation also have a procedure that gives us the right to purchase shares of common stock held in excess of the ownership limit. In addition, our articles of incorporation permit our Board to authorize the issuance of preferred stock without stockholder approval. Any future series of preferred stock may have voting provisions that could delay or prevent a change in control or other transaction that might involve a premium price or otherwise be in the best interests of our common stockholders.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have not declared or paid a dividend on our common stock since 1996. We currently intend to retain our future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

S-13

We have broad discretion in the use of the net proceeds from this offering, and we may not use these proceeds effectively.

We have not determined the specific allocation of the net proceeds of this offering. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or financial condition, cause the price of our common stock to decline and delay product development.  In addition, our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price to the public of $                per share, if you purchase shares of common stock in this offering, you will suffer immediate dilution of $                per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

S-14

USE OF PROCEEDS

Based on an offering price of $                per share, we estimate that the net proceeds to us from this offering will be approximately $                million (or approximately $                million if the underwriters’ option to purchase additional securities is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes. We also may use a portion of the proceeds to repay debt. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of this offering. Pending the application of the net proceeds for these purposes, we intend to invest the net proceeds in U.S. government securities.

At December 31, 2012, we had $8.3 million of outstanding indebtedness.

S-15

dilution

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.  Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of shares of our common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately afterwards.

The net tangible book value of our common stock as of September 30, 2012 was approximately $24.1 million, or $1.55 per share. After giving effect to our sale of            shares of common stock we are offering through this prospectus supplement and the accompanying prospectus, at a public offering price of $         per share, and after deducting underwriting discounts and commissions and estimated offering expenses, our net tangible book value as of September 30, 2012 would have been approximately $         million, or $         per share. This represents an immediate increase in net tangible book value of $         per share to existing stockholders and an immediate dilution of $         per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Public offering price per share		$
Net tangible book value per share as of September 30, 2012	$1.55
Increase per share attributable to new investors

As adjusted net tangible book value per share after giving effect to this offering

Dilution per share to new investors		$

If the underwriters exercise the option to purchase additional securities granted by us in full, the as adjusted net tangible book value as of September 30, 2012 will increase to approximately $         million, or $         per share, representing an increase to existing stockholders of approximately $         per share, and there will be an immediate dilution of approximately $         per share to new investors.

The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options and warrants or the conversion of convertible debt having a per share exercise price or conversion price less than the offering price per share in this offering or the release of shares upon vesting of restricted stock units. The number of shares of our common stock in the calculations above are based on 15.5 million shares outstanding as of September 30, 2012, assumes no exercise of the underwriters’ option to purchase up to           additional shares of common stock from us, and excludes, as of that date:

•	1.8 million shares of common stock issuable upon exercise of outstanding options as of September 30, 2012 at a weighted average exercise price of $6.34 per share, of which 1.1 million were exercisable at September 30, 2012;
•	267,000 shares of common stock issuable upon exercise of outstanding common stock purchase warrants;
•	54,000 shares of common stock issuable upon the release of outstanding restricted stock units granted under our equity incentive plans with a weighted average grant date fair value of $8.92 per share; and
•	946,000 shares of common stock reserved for future issuance under our Long-Term Incentive Plan.

S-16

UNDERWRITING

We have entered into an underwriting agreement with the underwriters named below. Needham & Company, LLC is acting as representative of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specific number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Needham & Company, LLC
Craig-Hallum Capital Group LLC
Total

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

The underwriting agreement provides that we will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof.

We have granted an option to the underwriters to purchase up to           additional shares of common stock at the public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30-day period after the date of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If this option is exercised, each of the underwriters will purchase approximately the same percentage of the additional shares as the number of shares of common stock to be purchased by that underwriter, as shown in the table above, bears to the total shown.

The representative has advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers, who may include the underwriters, at that public offering price less a concession of up to $       per share. After the offering to the public, the offering price and other selling terms may be changed by the representative.

The following table shows the per share and total underwriting discount to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

Total
	Per Share	No Exercise	Full Exercise
Paid by us	$	$	$

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $200,000 which includes $125,000 that we have agreed to reimburse the underwriters for out-of-pocket expenses incurred by them in connection with this offering.

We have agreed not to offer, sell, contract to sell, pledge, grant options to purchase, or otherwise dispose of any shares of our common stock or securities exchangeable for or convertible into our common stock for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. This agreement does not apply to any existing employee benefit plans. Our directors and executive officers have agreed not to, directly or indirectly, sell, hedge, or otherwise dispose of any shares of common stock, options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock, for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Needham & Company, LLC waives, in writing, such an extension.

S-17

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for their own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriters repurchase that stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including "passive" market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The NASDAQ Global Market, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on The NASDAQ Global Market immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;
•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker's average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and
•	passive market making bids must be identified as such.

Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

S-18

The underwriters and their affiliates have either provided, or may in the future provide, various investment banking and other financial services for us, for which they either have received, or may receive in the future, customary fees.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

S-19

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Arnold & Porter LLP, Washington, DC.  Goodwin Procter LLP, New York, New York, is counsel for the underwriters in connection with this offering.

EXPERTS

The audited financial statements and schedule, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a certain registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

S-20

PROSPECTUS

NUMEREX CORP.

$30,000,000

CLASS A COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer from time to time up to $30,000,000 in total of:

•	shares of our Class A common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of common stock or preferred stock; or

•	any combination of our common stock, preferred stock or warrants.

We may offer the Class A common stock, preferred stock, warrants and units (collectively, the “securities”) separately or together in units, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.  When we decide to issue securities, we will provide you with the specific terms and the public offering price of the securities in prospectus supplements.  The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $30,000,000.  You should read this prospectus and the prospectus supplements carefully before you invest.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our Class A common stock is listed on the NASDAQ Global Market and traded under the symbol “NMRX.”  We may sell these securities to or through underwriters and also to other purchasers or through agents.  We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

Our principal executive offices are located at 1600 Parkwood Circle, Suite 500, Atlanta, Georgia 30339 and our telephone number is (770) 693-5950.

An investment in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 4 for information regarding certain material factors that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2011.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
SUMMARY	2
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	4
RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS	4
USE OF PROCEEDS	4
DILUTION	5
PLAN OF DISTRIBUTION	5
DESCRIPTION OF COMMON STOCK	8
DESCRIPTION OF PREFERRED STOCK	9
DESCRIPTION OF WARRANTS	10
DESCRIPTION OF UNITS	11
LEGAL MATTERS	11
EXPERTS	11
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	12
WHERE YOU CAN FIND MORE INFORMATION	12

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process.  Under this shelf registration process, we may from time to time offer up to $30,000,000 in total of (a) shares of Class A common stock, no par value (“common stock”), (b) shares of preferred stock, no par value, in one or more series, (c) warrants to purchase shares of common stock or preferred stock or (d) any combination of our common stock, preferred stock or warrants, either individually or as units consisting of one or more of the foregoing, each at prices and on terms to be determined at the time of sale.  The common stock, preferred stock, warrants and units are collectively referred to in this prospectus as “securities.” The securities offered pursuant to this prospectus may be one or more series of issuances and the total offering price of the securities will not exceed $30,000,000 (or its equivalent based on the applicable exchange rate at the time of the sale in one or more foreign currencies, currency units or composite currencies that we may designate).

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change of facts set forth in this prospectus or in our affairs since the date of this prospectus.

1

SUMMARY

This summary contains a general summary of the information contained in this prospectus.  It may not include all the information that is important to you.  You should read the entire prospectus, the prospectus supplement delivered with the prospectus, and the documents incorporated by reference before making an investment decision.

The Company

Numerex Corp. (“Numerex,” “Company” or  “we”) is a provider of a broad spectrum of secure machine-to-machine (M2M) services.  Our subscription-based sales model emphasizes recurring revenues  in order to increase our profitability and enhance shareholder value creation.  We have continuously developed technology, networks, and applications towards increasing subscriptions for our services and products.  We believe that simplifying the development and deployment process is an important key to promoting sustainable growth in the M2M industry. Numerex DNA® is our way of combining a device, a network and an application to bring a customer’s M2M solution to life rapidly and easily.  Our goal is to “jumpstart” the application process for our customers, through our foundation application software technology or Numerex FAST®, and to be a single source for M2M products and services, i.e., a “one stop shop.”

M2M is defined as electronic data communications between devices, systems, and people that turns data into useful information across many industries.  At Numerex, we concentrate our efforts on several critical vertical markets:  commercial and residential security, energy and utilities, healthcare, financial services, and government & transportation.  We endeavor to ensure data confidentiality, integrity and availability through the full range of our services.

We believe that Numerex has established a leadership position in M2M through delivering end-to-end, single-source solutions as well as “white label” products,  i.e., products that are available for distribution as branded offerings through Value Added Resellers (VARs), vertically focused System Integrators (SIs) and Original Equipment Manufacturers (OEMs) who choose to integrate our products and services into their own solutions. Numerex customers can select from a menu of products and services that address their specific M2M needs.

Numerex has developed industry-specific expertise in offering M2M solutions with a host of value added services. We provide value to our customers in removing much of the complexity associated with the design, development, deployment and support of their own M2M solutions so that they can better focus on their primary business objectives and speed time to market.   Generally, our customers serve the final end user such as, for example car and truck drivers or homeowners, as well as industrial users who want to better monitor and control their operational processes.

We continue to look for ways to expand our expertise by entering new vertical sectors conducive to our long-term recurring revenue model. We may choose to enter those sectors organically, through industry partnerships or acquisition.

Our offerings use cellular, satellite, broadband and wireline networks.  We are technology-neutral and utilize a diverse range of manufacturing sources and telecommunications standards.  We emphasize high-margin application-centered offerings, and have repositioned our business to de-emphasize  hardware-only selling and focus on solution and service-based contracts.  Our strategy will continue to include the marketing and selling of hardware that results in long-term recurring service revenues.

We have developed an integrating platform resting on the data processing power of the internet (a.k.a “cloud computing”) to provide turnkey solutions, i.e., the complete Numerex DNA, to our customers.  We call this platform Numerex FAST (Foundation Application Software Technology), an open, configurable application development platform, which is akin to a traditional “service bureau” that shortens time to implementation and limits deployment risks.

Numerex Corp is headquartered in Atlanta, Georgia, and organized under the laws of the Commonwealth of Pennsylvania.

2

Securities We are Offering

We may offer any of the following securities from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our preferred stock or common stock; or

•	any combination of our common stock, preferred stock, or warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.  The total dollar amount of all securities that we may issue will not exceed $30,000,000.  This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock.     We may offer shares of our common stock.  Our common stock currently is listed on the NASDAQ Global Market under the symbol “NMRX.”

Preferred Stock.     We may offer our preferred stock in one or more series.  For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants.     We may offer warrants to purchase our common stock and preferred stock.  For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms.  We may issue the warrants under warrant agreements between us and one or more warrant agents.

Units.     We may offer units comprised of our common stock, preferred stock and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

Listing.     If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will indicate such information.

3

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement before making an investment decision.  The risks and uncertainties described in the prospectus supplement are not the only ones we face.  Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations.  In any case, the value of our common stock, preferred stock or warrants could decline, and you could lose all or part of your investment.  You should also refer to the other information contained in this prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements and the risks and uncertainties described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  See also the information contained under the heading “Special Note Regarding Forward Looking Statements” immediately below.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

                This prospectus may contain forward-looking statements with respect to our future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “strategy,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “trend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.  Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this prospectus, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues; the risks that a substantial portion of revenues derived from government contracts may be terminated by the government at any time; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services, including a prolonged deterioration of the housing market; the risk that our strategic alliances and partnerships will not yield substantial revenues; changes in financial and capital markets,  the inability to raise growth capital on favorable terms, if at all; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; unexpected costs associated with our continued investments and expansion in international markets; and extent and timing of technological changes.   Our reports filed with the SEC identify additional factors that can affect forward-looking statements.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

Our ratio of combined fixed charges and preference dividends to earnings for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of preference securities in the future.

4

USE OF PROCEEDS

We will use the net proceeds received from the sale of the securities for general corporate purposes, including the potential acquisition of, or investment in, companies and technologies that complement our business as well as the development of additional products and services and for capital expenditures.  We will set forth in a prospectus supplement relating to a specific offering our intended use for the net proceeds received from the sale of securities in that offering.  Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchases.

PLAN OF DISTRIBUTION

We will describe the method of distribution of the securities in the applicable prospectus supplement.  We may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	directly to investors or purchasers;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

Securities may also be issued upon exercise of warrants or as a dividend or distribution.  We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

5

We may effect the distribution of the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Direct Sales and Sales through Agents

We may directly solicit offers to purchase the securities offered by this prospectus.  Agents designated by us from time to time may solicit offers to purchase the securities.  We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment.  Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

Sales Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale.  We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers.  This compensation may be in the form of discounts, concessions or commissions.  Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  We will describe any of these activities in the applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

     We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others.  These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.  The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement.  The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts.  Delayed delivery contracts will contain definite fixed price and quantity terms.  The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

•	that the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

•	that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

6

“At the Market” Offerings

We may from time to time engage a firm to act as our agent for one or more offerings of our securities.  We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms.  The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ Global Market, or sales made to or through a market maker other than on an exchange.  The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids.  Over-allotments involve sales in excess of the offering size, which creates a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would be otherwise.  If commenced, the underwriters may discontinue any of these activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.  The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange.  We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

7

DESCRIPTION OF COMMON STOCK

Authorized and Outstanding Common Stock

As of March 25, 2011, we had 30,000,000 shares of Class A Common Stock authorized, of which 15,042,028 shares were outstanding, and 5,000,000 shares of Class B Common Stock authorized, of which no shares were outstanding.  For purposes of this prospectus, references to “common stock” refer to our Class A Common Stock unless otherwise specified.

The summary below and that contained in any prospectus supplement are not complete and are qualified in their entirety by reference to our Amended and Restated Articles of Incorporation, as amended, and our Bylaws, as amended.  The terms of these securities also may be affected by the Business Corporation Law of the Commonwealth of Pennsylvania, as amended.

Listing

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “NMRX.”

Dividends

Our Board of Directors may authorize, and we may make, distributions to our common stockholders, subject to any restriction in our Amended and Restated Articles of Incorporation and to those limitations prescribed by law.  However, we have never paid cash dividends on our common stock or any other securities, and we do not anticipate paying any cash dividends in the foreseeable future.  We currently intend to retain future earnings, if any, for use in our business.

Fully Paid and Non-Assessable

All shares of our outstanding common stock are fully paid and non-assessable.  Any additional shares of common stock that we issue will be fully paid and non-assessable.

Voting Rights

Each share of our common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors.  Our stockholders may vote either in person or by proxy.

Preemptive and Other Rights

Holders of our common stock have no preemptive rights and have no other rights to subscribe for additional securities of our company under Pennsylvania law.  Our common stock holders do not have any conversion rights or rights of redemption.  Upon liquidation, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to the rights of any class of preferred stock then outstanding.

Meetings; Stockholder Action by Written Consent

Our Bylaws provide that we must hold an annual meeting of stockholders.  Special meetings of our stockholders may be called at any time only by our Board of Directors, the Chief Executive Officer or the Chairman of the Board of Directors.

All actions must be taken at an annual or special meeting.  Our Amended and Restated Articles of Incorporation does not provide that stockholders may take action by written consent without a meeting.

Transfer Agent and Registrar

Continental Stock Transfer and Trust Company is our transfer agent and registrar.

8

DESCRIPTION OF PREFERRED STOCK

Our Amended and Restated Articles of Incorporation authorize our Board of Directors, without further stockholder action, to provide for the issuance of up to 3,000,000 shares of preferred stock, in one or more classes or series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the stockholders.  We may amend from time to time our Articles of Incorporation to increase the number of authorized shares of preferred stock.  Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon.  As of the date of this prospectus, we have 3,000,000 shares of preferred shares authorized, and no shares of preferred stock outstanding.

The particular terms of any series of preferred stock being offered by us under this shelf registration statement will be described in the prospectus supplement relating to that series of preferred stock.  Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

9

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock.  Warrants may be issued independently or together with the shares of common stock or preferred stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares.  Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, terms and number of shares of common stock or preferred stock purchasable upon exercise of such warrants;

•	the designation and terms of the shares of common stock or preferred stock with which such warrants are issued and the number of such warrants issued with such shares;

•	the date on and after which such warrants and the related common stock or preferred stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•	the price at which each share of common stock or preferred stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

1

10

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements and unit certificates.  While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.  If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Commission, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.  The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of such unit agreements and any supplemental agreements applicable to a particular series of units.  We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue, in one more series, units comprised of shares of our common stock or preferred stock and warrants to purchase common stock or preferred or any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement.  We may issue the units under a unit agreement between us and one or more unit agents.  If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units.  We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock and warrants as described in this section will apply to each unit to the extent such unit consists of shares of our common stock and preferred stock and warrants to purchase our common stock.

LEGAL MATTERS

The legality of the securities offered hereby and certain other legal matters will be passed upon by Arnold & Porter LLP, Washington, D.C.

EXPERTS

The financial statements, schedule, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements.  Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.  Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.  Any documents that we file with the SEC after the date of this Registration Statement and prior to the effectiveness of this Registration Statement shall be deemed to be incorporated by reference into this prospectus.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC (File No.000-22920) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding portions thereof deemed to be “furnished” to the SEC pursuant to Item 2.02, Item 7.01 or Item 9.01 of a Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of the securities:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 30, 2011.

2.	Our Definitive Proxy Statement on Schedule 14A, filed on April 8, 2011; and

3.	The description of our common stock contained in our Registration Statement on Form S-1, filed with the SEC on February 28, 1995, including any amendment or report filed for the purpose of updating such description.

We will provide at no cost to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.  Investors should direct requests to Colleen Adams, Numerex Corp., 1600 Parkwood Circle SE, Suite 500, Atlanta, Georgia 30339, telephone: (770) 693-5950, facsimile: (770) 693-5951.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus.  The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities.  The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC's website at http://www.sec.gov.  We also maintain a web site at http://www.numerex.com, which provides additional information about our company and through which you can also access our SEC filings.  The information set forth on our web site is not part of this prospectus and is not incorporated by reference.

12

           Shares
Common Stock

PROSPECTUS SUPPLEMENT January , 2013

Sole Book-Running Manager

Needham & Company

Co-Manager

Craig-Hallum Capital Group